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                                                                   Exhibit 99(a)
PROXY

                          UNION PLANTERS CORPORATION

                                                           No. of Shares _______
                          7130 GOODLETT FARMS PARKWAY
                           MEMPHIS, TENNESSEE 38018

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints John H. Hembree, Timmons L. Treadwell, III and Thomas R. Price, or any one of them acting alone, as proxies, each with the power to appoint such person's substitute, and hereby authorizes them to vote, as designated below, all of the shares of common stock of Union Planters Corporation held of record by the undersigned on October 27, 1994, at the Special Meeting of Shareholders to be held on December 28, 1994, or at any adjournments or postponements thereof.

1. APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION BY AND BETWEEN UNION PLANTERS CORPORATION, GSSC ACQUISITION COMPANY, INC., GRENADA SUNBURST SYSTEM CORPORATION, SUNBURST BANK, MISSISSIPPI AND SUNBURST BANK, LOUISIANA DATED JULY 1, 1994, ALONG WITH THE PLAN OF MERGER ANNEXED THERETO AS EXHIBIT A.

FOR APPROVAL OF THE REORGANIZATION AGREEMENT AND            _____
THE PLAN OF MERGER ANNEXED THERETO AS EXHIBIT A

AGAINST APPROVAL OF THE REORGANIZATION AGREEMENT AND        _____
THE PLAN OF MERGER ANNEXED THERETO AS EXHIBIT A

ABSTAIN                                                     _____


2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                           (Continued on other side)
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                          (Continued from other side)

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR approval of the Reorganization Agreement and the Plan of Merger annexed thereto as Exhibit A.

                                              Dated:    ______________  __, 1994
                                              Signature __________________
                                              Signature __________________
                                                         (if held jointly)

                                              Please sign exactly as name
                                              appears to left.  When shares are
                                              held by joint tenants, both should
                                              sign.  When signing as attorney,
                                              executor, administrator, trustee
                                              or guardian, please give full
                                              title as such.  If a corporation,
                                              please sign full corporate name
                                              by President or other authorized
                                              officer.  If a partnership,
                                              please sign in partnership name by
                                              authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.